UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Ebix, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Ebix, Inc.
1 Ebix Way
Johns Creek, Georgia 30097
July 16, 2018
Dear Stockholder:
On behalf of our Board of Directors, I cordially invite you to the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Ebix, Inc., to be held at 9:00 a.m. Eastern Daylight Time on Tuesday, August 14, 2018, at Embassy Suites Alpharetta, 5955 North Point Parkway, Alpharetta, Georgia 30022.
The business of the Annual Meeting is described in detail in the attached notice of meeting and proxy statement. Also included is a proxy card and postage paid return envelope.
It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Whether or not you plan to attend, please complete and return the enclosed proxy or vote over the telephone or internet, as applicable, to ensure that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may withdraw your proxy by voting in person.
Sincerely,
Robin Raina
Chairman of the Board and
Chief Executive Officer

EBIX, INC.
1 EBIX WAY
JOHNS CREEK, GEORGIA 30097

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 14, 2018

TO THE STOCKHOLDERS OF EBIX, INC.:
NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Ebix, Inc., a Delaware corporation, will be held at Embassy Suites Alpharetta, 5955 North Point Parkway, Alpharetta, Georgia 30022, at 9:00 a.m., Eastern Daylight Time, on Tuesday August 14, 2018, and at any adjournment or postponement thereof, for the following purposes:
1.
To elect the eight directors identified in the accompanying proxy statement to serve until the 2019 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.
To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the year ending December 31, 2018;

3.
To approve, by a non-binding advisory vote, the compensation of our named executive officers; and

4.
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders at the close of business on July 11, 2018, the record date, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy in the envelope provided or vote over the telephone or internet, as applicable.
By Order of the Board of Directors
Robin Raina
Chairman of the Board and
Chief Executive Officer
Dated: July 16, 2018

EBIX, INC.
1 EBIX WAY
JOHNS CREEK, GEORGIA 30097
(678) 281-2020

PROXY STATEMENT
2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 14, 2018

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:
Why am I being asked to review these materials?

A:
Ebix, Inc. (“Ebix,” the “Company” or “we”) is providing these proxy materials to you in connection with the solicitation of proxies by the Ebix Board of Directors (the “Board”) for use at the 2018 Annual Meeting of the Company’s Stockholders (the “Annual Meeting”). The Annual Meeting will take place at Embassy Suites — Alpharetta, located at 5955 North Point Parkway, Alpharetta, Georgia 30022, at 9:00 a.m., Eastern Daylight Time, on Tuesday, August 14, 2018. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. It is anticipated that this proxy statement and the form of proxy solicited on behalf of our Board of Directors will be filed with the Securities and Exchange Commission (“SEC”) and mailed to our stockholders on or about July 16, 2018.

Q:
What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of certain of our most highly paid executive officers and our directors, and certain other required information. Our 2017 Annual Report on Form 10-K, which includes our audited, consolidated financial statements for the year ended December 31, 2017, is also being furnished with this proxy statement.

Q:
What does it mean if I received more than one proxy or voting instruction form?

A:
It means that your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy you receive to help ensure that all of your shares are voted.

Q:
On what proposals will Ebix stockholders vote at the Annual Meeting?

A:
There are three proposals to be considered and voted on at the Annual Meeting. The proposals to be voted on are as follows:

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Proposal 1 — To elect eight directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified;

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Proposal 2 — To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

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Proposal 3 — To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers.

For a more detailed discussion of each of these proposals, please see the information included elsewhere in the proxy statement relating to these proposals.
Q:
What are the Board’s voting recommendations?

A:
The Board recommends that you vote your shares as follows:

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“FOR” the election of each of the eight nominees to the Board (Proposal 1);

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“FOR” the approval and ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm (Proposal 2); and

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“FOR” the approval of the compensation of the Company’s named executive officers (Proposal 3).

If you give us your signed proxy but do not specify how to vote, we will vote your shares “FOR” each of Proposals 1, 2, & 3.
We are not aware of any matter to be presented at the Annual Meeting other than those described in the Notice of Meeting. If any other matters are properly brought before the Annual Meeting for consideration, the person named on your proxy will have the discretion to vote your shares according to such person’s best judgment.
Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of our common stock outstanding as of the close of business on July 11, 2018, the record date, are entitled to vote at the Annual Meeting. As of the record date, there were 31,553,173 shares of common stock outstanding. On each proposal presented for a vote at the Annual Meeting, each stockholder is entitled to one vote for each share of common stock owned as of the record date.

Q:
What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:
If your shares are registered in your name, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to vote in person at the Annual Meeting or to vote by proxy on the proxy card included with these materials.

If your shares are held in the name of your broker, bank or other nominee, you are considered to be the “beneficial owner” of such shares, which are held in “street name.” If your shares are held in street name, your bank or brokerage firm (the record holder of your shares) forwarded these proxy materials, along with a voting instruction card, to you. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.
Q:
If I hold my shares in street name through my broker, will my broker vote these shares for me?

A:
If you provide instructions on how to vote by following the instructions provided to you by your broker, your broker will vote your shares as you have instructed. If you do not provide your broker with voting instructions, your broker will vote your shares only if the proposal is a “routine” management proposal on which your broker has discretion to vote. On matters considered “non-routine,” brokers may not vote your shares without your instruction. Shares that brokers are not authorized to vote are referred to as “broker non-votes.”

Under Nasdaq Stock Market Business Conduct Rules, to which your broker is subject, brokers are prohibited from voting uninstructed shares for elections of directors and the compensation of our named executive officers, in which case a broker non-vote will occur and your shares will not be voted on these matters.
Q:
What are the quorum requirements for the Annual Meeting?

A:
The presence of holders of a majority of our outstanding shares of common stock in person or by proxy constitutes a quorum for the Annual Meeting. Both abstentions and broker non-votes are counted as present for purpose of determining the presence of a quorum.

Q:
What is the voting requirement to approve each of the proposals?

A:
Proposal 1 — Pursuant to our Bylaws, the director candidates who receive the most votes will be elected to fill the eight available seats on our Board. This means that the eight director candidates or nominees who receive the greatest number of votes will be elected. Because abstentions, failures to vote or broker non-votes are not counted as “cast” votes, none of them will have any effect on the outcome of the proposal.
Proposal 2 — The proposal to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm requires the affirmative vote of a majority in voting interest of the Ebix stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal. Because brokers may vote your shares on this proposal without instruction, there may be no broker non-votes for this proposal. If you fail to vote your shares in person or by proxy, your shares are not considered present at the Annual Meeting, and they will have no effect on the outcome of the proposal. If you return a signed proxy card but abstain from voting on the proposal, your shares will be considered as present and entitled to vote at the Annual Meeting and on the proposal but will not be voted “for” the proposal, and they will have the same effect as votes “against” the proposal.
Proposal 3 — The proposal to approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers requires the affirmative vote of a majority in voting interest of the Ebix stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal. The proposal with respect to the approval of the 2017 executive compensation paid to our named executive officers is “advisory” and not binding upon the Board. However, the Board will consider the results of the votes on this proposal in formulating future executive compensation policy. Because broker non-votes are not entitled to vote on the proposal because it is considered non-routine, broker non-votes have no effect on the outcome of the proposal. If you fail to vote your shares in person or by proxy, your shares are not considered present at the Annual Meeting, and they will have no effect on the outcome of the proposal. If you return a signed proxy card but abstain from voting on the proposal, your shares will be considered as present and entitled to vote at the Annual Meeting and on the proposal but will not be voted “for” the proposal, and they will have the same effect as votes “against” the proposal.
Q:
What do I need to do now to vote at the Annual Meeting?

A:
Stockholders of record may vote their shares in any of four ways:

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Submitting a Proxy by Mail:    If you choose to submit your proxy by mail, simply mark your proxy, date and sign it and return it in the postage-paid envelope provided;

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Submitting a Proxy by Telephone:    Submit a proxy for your shares by 11:59 p.m., Eastern Daylight Time, on August 13, 2018 by telephone by using the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day;

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Submitting a Proxy by Internet:    Submit your proxy via the internet. The website for internet proxy voting is on your proxy card. Internet proxy voting is also available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on August 13, 2018; or

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Voting in Person:     If you were registered as a stockholder on our books on July 11, 2018 or if you have a letter from your broker identifying you as a beneficial owner of our shares as of that date and granting you a legal proxy, you may vote in person by attending the Annual Meeting.

If you submit a proxy by telephone or via the internet, you should not return your proxy card. Instructions on how to submit a proxy by telephone or via the internet are located on the proxy card enclosed with this proxy statement.
Street name holders may submit a proxy by telephone or the internet, if their bank or broker makes these voting methods available, in which case the bank or broker will enclose related instructions with this proxy statement. If you hold your shares through a bank or broker, follow the voting instructions you receive from your bank or broker.

Q:
Can I change my vote or revoke my proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the applicable vote at the Annual Meeting by:

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Delivering to Computershare Shareowner Services a written notice, bearing a date later than the proxy, stating that you revoke the proxy;

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Submitting a later-dated proxy relating to the same shares by mail, telephone or the internet prior to the applicable vote at the Annual Meeting; or

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Attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

You should send any written notice or a new proxy card to: Ebix, Inc. c/o Computershare Shareowner Services, P.O. Box 3550, South Hackensack, NJ 07606-9250, or follow the instructions provided on your proxy card to submit a proxy by telephone or via the internet. You may request a new proxy card by calling Computershare Shareowner Services, Proxy Processing at 1-800-370-1163 (toll-free).
Q:
Will anyone contact me regarding this vote?

A:
We have retained Computershare Shareowner Services to distribute proxy solicitation materials to brokers, banks, and other nominees The fee for this firm’s services is estimated to be $5,000, plus reimbursement for reasonable out-of-pocket costs and expenses. In addition, we have engaged D.F. King to assist in the solicitation of proxies from our stockholders. The fee for this firm’s services is estimated to be $8,600, plus reimbursement for reasonable out-of-pocket costs and expenses.

In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person but will not receive any additional compensation for these services. Following the original mailing of the proxy solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of the proxy statement and related soliciting materials to beneficial owners for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.
Q:
Who has paid for this proxy solicitation?

A:
All expenses incurred in connection with the solicitation of proxies, including the printing and mailing of this proxy statement, will be borne by Ebix.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We will announce preliminary voting results at the Annual Meeting and publish final detailed voting results on a Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting.

Q:
Are there any dissenters’ rights or appraisal rights with respect to any of the proposals described in this proxy statement?

A:
There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this proxy statement.

Q:
May I propose actions for consideration or nominate individuals to serve as directors at next year’s annual meeting?

A:
You may submit proposals for consideration at future annual stockholder meetings. In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2019 Annual Meeting of the Company’s Stockholders (the “2019 Annual Meeting”) pursuant to SEC Rule 14a-8, your proposal must be received by our Corporate Secretary no later than March 18, 2019 (unless the meeting date is changed by more than 30 days from August 14, 2019, in which case a proposal must be received a reasonable time before we print proxy materials for the 2019 Annual Meeting) and must be submitted in compliance with the rule. Proposals should be directed to our Corporate Secretary, Ebix, Inc., 1 Ebix Way, Johns Creek, Georgia 30097, and should comply with the requirements of Rule 14a-8 and the requirements of our Bylaws.
If our Corporate Secretary receives at the address listed above any stockholder proposal intended to be presented at the 2019 Annual Meeting without inclusion in the proxy statement for the meeting after May 31, 2019 (unless the meeting date is changed by more than 30 days from the anniversary of the Annual Meeting, in which case a proposal must be received a reasonable time before we print proxy materials for the 2019 Annual Meeting), SEC Rule 14a-4(c) provides that the proxies designated by the Board will have discretionary authority to vote on such proposal. The proxies designated by the Board also will have such discretionary authority, notwithstanding the stockholder’s compliance with the deadlines described above, if we advise stockholders in the proxy statement for the meeting about the nature of the matter and how management intends to vote on such matter, and the stockholder does not comply with specified provisions of the SEC’s rules.
In January 2015, the Company amended its Bylaws in a way that changed the procedures by which stockholders may recommend nominees to the Company’s Board of Directors. Section 3.10 of the Amended and Restated Bylaws creates certain advance notice requirements for stockholder nominations of directors at both annual and special meetings. To be timely, a director nomination by a stockholder for an annual meeting must be submitted not less than 90 nor more than 120 days before the anniversary date of the immediately preceding annual meeting. In the case of a nomination at a special meeting or if the meeting date is moved by more than thirty days from the anniversary date of the immediately preceding annual meeting, notice of such nomination must be given within 10 days after the date that notice of such meeting was provided or made public. Stockholders who wish to submit nominees for the position of director should submit their nominees in writing by mail to our Corporate Secretary, Ebix, Inc., 1 Ebix Way, Johns Creek, Georgia 30097. Nominations for the 2019 Annual Meeting must be received between April 16, 2019 and May 16, 2019.

PROPOSALS
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
EACH OF PROPOSALS 1 THROUGH 3 BELOW.
PROPOSAL 1 — ELECTION OF DIRECTORS
Proposal
Proposal 1 is the election of eight nominees to the Board. In accordance with our Bylaws, the number of directors constituting the entire Board is fixed between four and eight directors. In accordance with the Director Nomination Agreement, as amended (defined below), the Corporate Governance and Nominating Committee of the Board has recommended all of our current directors be nominated for re-election. If elected, each will hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. Information concerning all director nominees appears below.
The Board expects that all of the nominees will, if elected, be available to serve. Except as otherwise provided for in the Director Nomination Agreement, if a nominee should decline re-election or become unable to serve for any reason, votes will be cast for a substitute nominee, if the Board designates any such substitute nominee, or, if no substitute nominee is so designated prior to the election, votes will be cast according to the judgment of the person or persons named in the proxy.
ROBIN RAINA, 51, has been a director at Ebix since 2000 and Chairman of the Board at Ebix since May 2002. Mr. Raina joined Ebix in October 1997 as our Vice President-Professional Services and was promoted to Senior Vice President-Sales and Marketing in February 1998. Mr. Raina was promoted to Executive Vice President, Chief Operating Officer in December 1998. Mr. Raina was appointed President effective August 2, 1999, Chief Executive Officer effective September 23, 1999 and Chairman in May 2002. Mr. Raina holds an industrial engineering degree from Thapar University in Punjab, India.
Areas of Relevant Experience.   Mr. Raina’s strategic direction for the Company and implementation of such direction has proven instrumental for the Company’s turnaround and growth.
HANS U. BENZ, 72, has been a director at Ebix since 2005. From 2001 to 2005 Mr. Benz was President of the holding of the BISON GROUP, a Swiss corporation that develops and implements process-oriented business solution software in Europe. Prior to this position and from 1995 to 2001 he was President of a Swiss banking software development company belonging to the UBS Group. Previously Mr. Benz was with the private bank of Coutts & Co., Zürich as Senior Vice President and was also head of their global IT organization as a part of their larger worldwide NatWest IT organization.
Areas of Relevant Experience.   Mr. Benz’s former business experience extends from wholesale and retail industry to the Swiss private insurance industry as founding partner in a national data center. He has extensive experience in the software ERP and finance sectors, international marketing, strategic planning, IT planning, executive compensation, and defining strategic vision.
PAVAN BHALLA, 55, has been a director since June 2004. He is currently President of Alight Solutions, a leading global provider of benefits administration and cloud based HR solutions and is based in Atlanta, Georgia. He was previously the Executive Vice President — Global Service Operations for Aon Hewitt and also CEO of its $2B outsourcing business (2015 – 17). Prior to these roles, he was the Executive Vice President, Chief Financial Officer and Treasurer of Harris Interactive Inc.(2010 – 2011) and has also been Corporate Controller for Hewitt Associates (2006 – 2008). Prior to his recent roles at Alight, Aon Hewitt, and Harris Interactive, Mr. Bhalla served as the Senior Vice President — Finance of MCI Inc., a global telecommunications company. Prior to joining MCI in August 2003, Mr. Bhalla spent more than seven years with BellSouth Corporation, a telecommunications company, serving in a variety of executive positions, including Chief Financial Officer of BellSouth Long Distance from 1999 to 2002 and Corporate Controller of BellSouth Cellular Corp. from 1997 to 1999. Mr. Bhalla holds a master’s degree in business administration from the University of Chicago’s Booth School of Business.
Areas of Relevant Experience.   Mr. Bhalla has extensive hands-on relevant experience in corporate finance and international business transactions. His extensive accounting and financial background qualifies him as an audit committee financial expert under applicable SEC and the Nasdaq Stock Market Marketplace Rules (the “Nasdaq Marketplace Rules”).

NEIL D. ECKERT, 55, has been a director since 2005. He serves as Chairman of IncubEx and as Chairman of Aggregated Micro Power Holdings. Mr. Eckert was the co-founder and Chief Executive Officer of Climate Exchange PLC until the sale of the company to Intercontinental Exchange in July 2010 for approximately £400 million. Climate Exchange PLC owned the Chicago Climate Exchange and the European Climate Exchange which hosted over 90 percent of carbon credits traded in the EU. Mr. Eckert was also previously the Chairman of Trading Emissions PLC, an AIM listed company and one of the world’s leading funds investing in emission reduction permits. He founded Brit Insurance Limited in 1995 and remained its CEO until March 2005. He then served as a non-executive director of the company from April 2005 until May 2008. Mr. Eckert serves on the Board of six private and public firms and has interests in various property companies. He is the Chairman of Design Technology & Innovation Limited, a patenting and intellectual property company whose principal activity is in the field of irrigating plants with salty or brackish water.
Areas of Relevant Experience.   Mr. Eckert has an extensive background with experience of operating as the CEO of two different public companies and has executive experience in strategic planning, hands-on understanding of insurance industry, sales and marketing, corporate finance, executive compensation and international matters.
GEORGE W. HEBARD III, 45, has been a director since March 2015. Mr. Hebard was nominated pursuant to the Director Nomination Agreement. Mr. Hebard has served as a Managing Director of Barington Capital Group, a New York investment firm, since January 2014. Mr. Hebard previously served as Interim Principal Executive Officer and Interim Chief Operating Officer of Enzon Pharmaceuticals, Inc., a position he held as an employee from May 2012 to December 2013 and as a consultant from January 2014 to March 2016. From September 2011 to April 2012, Mr. Hebard was a Managing Director at Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds. Prior to joining Icahn Capital, from January 2005 to September 2011, Mr. Hebard served as a Managing Director at Blue Harbour Group, an investment firm in Greenwich, Connecticut. Prior to Blue Harbour Group, Mr. Hebard served as a Managing Director at Ranger Partners from April 2002 to December 2003, and prior to Ranger Partners, Mr. Hebard was an Associate at Icahn Associates Corp. from August 1998 to April 2002. Mr. Hebard has been a director of Turning Point Brands, Inc. since May 2014 and is currently a member of its audit committee and is the chairman of its nominating and governance committee. Mr. Hebard was also a director of Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) from February 2012 to November 2013. He has an MBA from INSEAD and an A.B. in Economics from Princeton University.
Areas of Relevant Experience.   Mr. Hebard has extensive experience in managing companies with respect to their investments, capital structure, organization restructuring and governance.
ROLF HERTER, 54, has been a director since 2005. Mr. Herter is the managing partner of Streichenberg, Attorneys at Law in Zurich, Switzerland. Streichenberg is a mid-sized commercial law firm, and Mr. Herter has been managing partner since 2004. Mr. Herter’s practice consists, among others, of representation for information technology companies, both private and publicly held. He has served on the board of directors of several companies and is currently serving as a member of the board of directors of Peak Performance Switzerland AG, Ostschweizer Treuhand Zürich AG, Trustworth AG and YSMA AG, among others. He also serves as a supervisor of investments for several Swiss and German companies. Mr. Herter’s law firm, Streichenberg, represents and Mr. Herter is a director of, the Rennes Foundation, a holder of 10.9% of Ebix’s outstanding common stock.
Areas of Relevant Experience.   Mr. Herter has extensive experience in the legal sector with expertise in managing multiple companies in terms of investments, capital structure, organization restructuring and governance, and with an expertise in European affairs.
HANS UELI KELLER, 65, has been a director since 2004. Mr. Keller has spent over 20 years with Zurich-based Credit Suisse, a global financial services company, serving as Executive Board Member from 1997 to 2000, head of retail banking from 1993 to 1996, and head of marketing from 1985 to 1992. He is presently also serving as Chairman of the Board of Engel & Voelkers Commercial, Switzerland, a commercial real estate broker company. He serves as chairman of the board of Helvetica Property Investors AF, Zurich, a real estate management company.

Areas of Relevant Experience.   Mr. Keller has extensive executive experience in sales and marketing, corporate finance, strategic planning, executive compensation, and international distribution.
JOSEPH R. WRIGHT, JR., 79, has been a director since January 2015. Mr. Wright was nominated pursuant to the Director Nomination Agreement. Mr. Wright serves as Executive Partner to Comvest Partners. He also serves as Chairman of the Investment Committees of Surry Capital, LLC, ClearSky Power and Technology Fund, LLC, and ClearSky Security Fund, as well as Senior Advisor to Chart Capital Partners. Previously, he served as Chairman of Intelsat, CEO of PanAmSat, Chairman of GRC International, Executive Chairman of MTN Satellite Communications, CEO of Scientific Games, Co-Chairman of Baker & Taylor, EVP, Vice Chairman and Director of W. R. Grace, Chairman of Grace Energy Company and President of Grace Environmental Company, Senior Advisor to Providence Equity, Vice Chairman of Terremark, President of two Citibank subsidiaries and Vice President and Partner of Booz, Allen and Hamilton. He also serves as member of the Board of Cowen Inc., Systems Control, EBIX and is a member of the Council of Chief Executives, Council on Foreign Relations, Economic Club of New York and Committee for a Responsible Federal Budget and Oklahoma Medical Research Foundation (OMRF). He previously served as a Director of Priority Holdings, Travelers, Harcourt Brace Janovich, Kroll, Titan, Proxim, RealMed, Federal Signal, Education Management Corporation (EDMC), Hampton University AT&T Government Markets and others.
In the 1980s, Mr. Wright served as Deputy Director and Director of the United States Office of Management and Budget under President Ronald Reagan, serving in the Cabinet and Executive Office of the President from 1982 to 1989. From 1981 to 1982, he served as Deputy Secretary of the United States Department of Commerce and later on the President’s Export Council as Chairman of the Export Control Subcommittee. He also served on The Defense Business Board for Presidents Bush, Obama and Trump.
Areas of Relevant Experience.   Mr. Wright has extensive experience in leading businesses, having served as the Chief Executive Officer, Chairman or as a board member of numerous companies, as well as extensive commercial and governmental experience.
The Board unanimously recommends that stockholders vote FOR the election of each of its nominees for director named above.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal
Based on the recommendation of our Audit Committee, we have retained Cherry Bekaert LLP (“CB”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018. CB has served as our independent registered public accounting firm since December 2008.
Although our Bylaws do not require that the stockholders ratify the appointment of CB as our independent registered public accounting firm, we are submitting the appointment of CB to the stockholders for ratification as a matter of good corporate governance. If our stockholders do not ratify the appointment, the Board and the Audit Committee will reconsider whether or not to retain CB. Even if the appointment is ratified, the Board and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of Ebix and its stockholders.
A representative of CB is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.
The Board unanimously recommends that the stockholders vote FOR ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for 2018.
Fees Paid to Our Independent Registered Public Accounting Firm
CB served as our independent registered public accounting firm for the years ended December 31, 2017 and 2016.
The following table sets forth fees for all professional services rendered by CB for the audit of our financial statements for 2017 and 2016 and fees billed for other services rendered by CB, all of which were pre-approved by the Audit Committee:
Services Rendered by Cherry Bekaert LLP	2017	2016
Audit Fees(1)	$610,000	$585,000
Audit Related Fees(2)	$11,000	$39,436
Tax Fees	$75,000	$65,000
All Other Fees(3)	$31,500	$—

(1)
Includes fees for the audit of our annual financial statements included in our Form 10-K and reviews of the financial statements in our Forms 10-Q, but excluding audit-related fees.

(2)
Includes fees associated with the review of valuation reports associated with business acquisition and audits of the Company’s 401(k) plans, and related out-of-pocket expenses incurred by the auditors.

(3)
Includes fees related to the audit of the financial statements and the Company’s purchase accounting for certain acquired businesses.

Audit and Non-Audit Services Pre-Approval Policy
Consistent with SEC policies regarding auditor independence, our Audit Committee has the responsibility to appoint, set compensation and oversee the work of our independent auditor. In recognition of this responsibility, the Audit Committee has established a policy that requires it to pre-approve all audit and permitted non-audit services performed by our independent registered public accounting firm. Pre-approval is generally detailed as to the particular service or category of services and is subject to a specified budget. Management is required to seek pre-approval of services that will exceed the budget or for services that are not detailed in an existing pre-approval. The Chair of the Audit Committee has been delegated the authority to pre-approve certain services between regularly scheduled meetings, with ratification by the Audit Committee at the next regularly scheduled meeting. Management reports quarterly to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. All services performed by CB during fiscal years 2017 and 2016 were approved in accordance with this policy.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
Proposal
Proposal 3 is to approve the compensation of our named executive officers disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation discussion and analysis, compensation tables and narrative discussion. As described more fully in the Compensation Discussion and Analysis (the “CD&A”) section of this proxy statement, the compensation package of the Company’s named executive officers (as identified in the Executive Compensation section of this proxy statement under the heading “Compensation Discussion and Analysis — Named Executive Officers”) is designed to act as both an incentive for superior performance and as an inducement to attract and retain highly qualified senior executives, while at the same time mitigating against excessive risk. The Company’s executive compensation program promotes a performance-based culture and aligns the interests of stockholders and executives through variable, at-risk compensation. The program is also designed to attract and retain highly talented executives who are critical to the successful implementation of the Company’s strategic plan. A significant portion of Mr. Raina’s overall compensation is performance-based, in that it is dependent upon the achievement of pre-determined corporate and/or personal performance goals and strategic objectives. Stockholders are encouraged to read the CD&A, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.
The say-on-pay vote gives stockholders the opportunity to endorse or not endorse our executive compensation program by voting for or against the following resolution:
“RESOLVED, that the stockholders of Ebix approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Compensation Discussion and Analysis and the tabular and narrative disclosures contained in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders.”
The Board urges stockholders to endorse the executive compensation program by voting in favor of this resolution. This advisory vote is non-binding, meaning that our Board will not be obligated to take any compensation actions or adjust our executive compensation in response to the vote. Although the say-on-pay vote is non-binding, the Board and the Compensation Committee will review the voting results and will consider the vote, as well as other communications from stockholders relating to our compensation practices and take them into account in future determinations concerning our executive compensation program. To the extent there is a significant vote against the compensation of our named executive officers, we would expect to communicate with our stockholders to better understand the concerns that influenced that vote. The Board and Compensation Committee would consider constructive feedback obtained through this process in making future determinations concerning our executive compensation.
The Board unanimously recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as described in the sections of this proxy statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.”

INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND THE CORPORATE GOVERNANCE OF THE COMPANY
Generally
Our business is managed by the Company’s employees under the direction and oversight of the Board. Except for Mr. Raina, none of our current directors is an employee of the Company. We keep directors informed of our business through discussions with management, materials we provide to them, visits to our offices and facilities and their participation in Board and Board committee meetings.
The Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Members of each of these committees are nominated by the Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) and are appointed annually at the meeting of the Board held following each annual meeting of stockholders. Each of these committees is composed entirely of independent, non-management directors and operates under a charter approved by the Board which sets out the purposes and responsibilities of each committee. These committees annually review and, as appropriate, seek revisions of their charters to reflect, among other things, changing regulatory developments. All three of these charters are available for review at our website at www.ebix.com. The principal responsibilities of these committees are described below.
Our Board carefully follows the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the rules adopted thereunder by the SEC and the Nasdaq Marketplace Rules. Our Board has established Corporate Governance Guidelines, which address, among other things, the Board’s composition, qualifications and responsibilities, director education and stockholder communication with directors. These guidelines are reviewed annually and amended as necessary or appropriate in response to changing regulatory requirements and evolving best practices.
Director Independence
Under our Corporate Governance Guidelines, we require that a majority of the Board consist of independent, non-management directors, who also meet the criteria for independence required by the Nasdaq Marketplace Rules. Under such rules, a director is independent if he or she does not have a material relationship with the Company. Our Board annually evaluates each member’s independent status.
The Board has determined that, as of January 1, 2017, the following seven of the Company’s directors are independent under the Nasdaq Marketplace Rules: Messrs. Benz, Bhalla, Eckert, Hebard, Herter, Keller and Wright. Mr. Raina, as a management director, participates in the Board’s activities and provides valuable insight and advice.
Non-management directors have access to individual members of management or to other employees of the Company on a confidential basis. Directors also have access to Company records and files and directors may contact other directors without informing Company management of the purpose or even the fact of such contact.
It is the Company’s policy that directors should attend each meeting of the Board of Directors and each meeting of the committees on which they serve. During 2017 the Company’s full Board of Directors met four times, with three of the meetings being in person and one of the meetings being conducted over telephonic conference calls. Each member of the Board of Directors attended at least 75% of the regular meetings of the Board and the Board committees on which the director served and for which they were eligible to participate. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer and sometimes with other pertinent members of management regarding matters of interest and concern to the Company. The Company invites, but does not require its directors to attend the annual stockholders meeting. The Company has an international Board of Directors which makes attendance at the annual meeting more difficult. One director attended the 2017 Annual Meeting.

Audit Committee
The Company has a standing Audit Committee. The Audit Committee’s principal responsibility is to assist the Board in its general oversight of the Company’s financial reporting, internal controls, ethics compliance and audit functions. This committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent public accounting firm, reviews the annual financial results and the annual audit of the Company’s financial statements and approves the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K.
The Audit Committee assists the Board in monitoring: (a) the integrity of our financial statements, (b) the effectiveness of our internal control over financial reporting, (c) the effectiveness of our disclosure controls, (d) the qualifications and independence of our independent registered public accounting firm, (e) the performance of our independent registered public accounting firm, and (f) our compliance with legal and regulatory requirements. The Audit Committee is also responsible for oversight of the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Audit Committee’s charter provides that the Audit Committee review and approve related party transactions and conflicts of interest questions between Board members or senior management, on the one hand, and the Company, on the other hand (as defined and required by applicable securities laws, rules and regulations and the rules of the Nasdaq). The Audit Committee is also responsible for reviewing and monitoring compliance with the Company’s Code of Ethics for Senior Financial Officers. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, financial reporting, internal accounting controls or auditing matters and the confidential and anonymous submission by Company employees of concerns regarding accounting and auditing matters.
The Audit Committee exercises oversight responsibility regarding the quality and integrity of our auditing and financial reporting practices. In discharging this responsibility, the Audit Committee, among other things, holds the authority to approve or remove the independent registered public accounting firm and to pre-approve the audit and any non-audit service to be provided by the auditors and reviews the results and scope of the annual audit performed by the auditors. The Audit Committee has three members, who currently are Messrs. Bhalla (Chairman), Benz and Keller. After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, our Board has determined that: (1) all current members of the Audit Committee are “independent” as that concept is defined in Section 10A of the Securities Exchange Act of 1934, (2) all current members of the Audit Committee are “independent” as that concept is defined in the Nasdaq listing standards, (3) all current members of the Audit Committee are financially literate, and (4) Mr. Bhalla qualifies as an “audit committee financial expert” as defined under SEC rules promulgated under the Sarbanes-Oxley Act of 2002. The Audit Committee met five times during 2017. The Audit Committee exercises its authority pursuant to a written charter that was adopted in October 2004.
Compensation Committee
The principal responsibilities of the Compensation Committee are to: (a) review and make recommendations to the Board concerning the compensation of the named executive officers of the Company, (b) provide input and make recommendations to the Board regarding the general compensation goals, guidelines, and policies for the Company’s employees, (c) administer the Company’s equity incentive programs and awards under such programs, and (d) consider and make recommendations with respect to the Company’s existing and proposed compensation and bonus plans, including the adoption of new equity incentive plans or other executive compensation programs. The Compensation Committee also is responsible for a review and recommendation to the Board as to the compensation and benefits to be paid to non-employee directors.
The Compensation Committee is responsible for periodically reviewing our incentive compensation arrangements to confirm that the design of incentive pay does not encourage unnecessary risk-taking. The Compensation Committee also reviews the Compensation Discussion and Analysis contained in our proxy statement and prepares a report for inclusion in our proxy statement. The Compensation Committee currently consists of Messrs. Keller (Chairman) and Benz. The Compensation Committee met ten times during 2017. The Compensation Committee does not delegate its authority to management.

Corporate Governance and Nominating Committee
The Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance and oversight, including reviewing and monitoring implementation of our Corporate Governance Guidelines. It oversees the identification and evaluation of director candidates, consistent with the criteria approved by the Board, and it makes recommendations to the Board with respect to director nominees, membership on the Board committees, and the appointment of committee chairs. The Corporate Governance Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance self-evaluation. In addition, the Corporate Governance Committee considers matters of corporate governance generally and it annually evaluates our Corporate Governance Guidelines, making any recommendations or changes that it deems appropriate to the Board for its consideration. To the extent that we receive any stockholder proposals that relate to corporate governance matters, the Corporate Governance Committee is responsible for reviewing such proposals and making recommendations to the Board. The Corporate Governance Committee currently consists of Messrs. Eckert (Chairman), Herter, and Wright. The Corporate Governance Committee met two times in 2017. See “Director Qualifications” and “Our Director Nominations Process” below.
Director Qualifications
The Board seeks members from diverse personal and professional backgrounds and who combine a broad spectrum of experience and expertise. At a minimum, directors should also have an inquisitive and objective perspective, practical wisdom and mature judgment. Directors should also possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interest of the stockholders. While the Company’s Corporate Governance Guidelines do not prescribe specific diversity standards, as a matter of practice, our Corporate Governance Committee takes into account the personal characteristics (e.g., gender, ethnicity and age) and experience (e.g., industry, professional and public service) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives.
In evaluating a director candidate, it is preferable that candidates possess a considerable amount of business management (such as experience as a chief executive officer or chief financial officer) and educational experience. However, the Corporate Governance Committee also considers other factors that are in the best interests of the Company and its stockholders, including: (a) the knowledge, experience, candor, integrity and judgment of each candidate, (b) the alignment of the candidates’ knowledge and experience, both individually and as a group, with the needs of the business, (c) the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented, (d) each candidate’s ability to devote sufficient time and effort to his or her duties as a director, (e) independence and willingness to consider all strategic proposals, and (f) any other criteria established by the Board and any core competencies or technical expertise necessary to staff Board committees.
In addition, the Corporate Governance Committee assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills, and expertise that are likely to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties. The Corporate Governance Committee and the Board as a whole believe that diversity, including gender, race and national origin, education, professional experience, and differences of viewpoints and skills is an important consideration when screening and evaluating candidates for nomination to the Board. The Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees and continuing directors.
The Corporate Governance Committee believes that it is important that the Board members have complementary skills that together can best guide the Company to a successful future. In considering whether the nominees meet the requirements necessary to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Corporate Governance Committee and the Board focused on the information provided in the directors’ individual biographies set forth above, as well as their personal knowledge and experience in having worked with one another as members of the Board. Each nominee brings a strong and unique background and set of skills to the

Board, giving the Board as a whole competence and experience in a wide variety of areas. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are also described under “Proposal 1 — Election of Directors.”
The information provided in Proposal 1 presents information as of the date of this proxy statement about each director nominee. The information presented includes the name of each of the nominees, along with his or her age, all positions held with the Company, term of office as a director, principal occupations or employment for the past five years or more, involvement in certain legal proceedings, if applicable, and the name of all other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition, the information presented also includes a description of the specific experience, qualifications, attributes and skills of each nominee and continuing director that led our Corporate Governance Committee to conclude that he or she should serve as a director of the Company for the ensuing term.
Director Nomination Agreement
On November 26, 2014, we entered into a Director Nomination Agreement, by and among the Company, Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC (together with Barington Companies Equity Partners, L.P., “Barington”), Ancora Advisors, LLC (together with Barington, the “Barington Group”), James A. Mitarotonda and Joseph R. Wright, Jr. (the “Director Nomination Agreement”). Pursuant to the Director Nomination Agreement, the Board expanded the size of the Board by two directorships to eight directors, and nominated James A. Mitarotonda and Joseph R. Wright, Jr. (the “New Nominees”), as well as all of the incumbent directors, for election at the 2014 Annual Meeting. On March 23, 2015, the Director Nomination Agreement was amended to accept the resignation of Mr. Mitarotonda from the Board and to appoint Mr. George W. Hebard III as a new director and to provide that Mr. Hebard become a New Nominee under the Director Nomination Agreement. The Director Nomination Agreement, as amended, also provides, among other things, that:
•
The Board and the Corporate Governance Committee agreed to consider the New Nominees for inclusion on committees of the Board, in good faith and in a manner consistent with other members of the Board in accordance with past practice:

•
During the Standstill Period (defined below), if either New Nominee is unable to serve (or to continue to serve) as a director of the Company as a result of such person’s death, incapacity or an impediment resulting from events or circumstances outside of his control, then Barington shall be entitled to designate a replacement New Nominee so long as such replacement is reasonably acceptable to the Board and the Corporate Governance Committee;

•
Through the Standstill Period, the Barington Group and its affiliates are prohibited from taking certain actions, customarily restricted by an agreement of this kind, including soliciting proxies or written consents of stockholders, presenting proposals for action by stockholders, commencing legal action against the Company or certain of its representatives or launching a tender offer for shares of the Company; and

•
Through the Standstill Period, the Barington Group must vote all of its Company common stock for the Company’s nominees to the Board and according to the Board’s recommendations on any other routine matters, such as ratification of auditors and the advisory vote on executive compensation.

With respect to the Director Nomination Agreement, as amended, the “Standstill Period” means the period from the effective date of the Director Nomination Agreement until 90 days before the date of the Company’s 2015 Annual Meeting or, if earlier, 10 days before any advance notice deadline for making director nominations at the 2015 Annual Meeting; provided, that the Standstill Period will be extended each year through the annual meeting of stockholders of the Company to be held in 2018 for so long as the Company recommends (or has notified Barington in writing of its commitment to recommend) that its stockholders vote for the re-election of the New Nominees at the next annual meeting of stockholders (regardless of whether the New Nominees agree to stand for re-election) and supports the New Nominees for election in no less rigorously and favorably a manner than it supports all of its other nominees. The Board and the Corporate Governance Committee have nominated and are supporting the New Nominees at the 2018 Annual Meeting. The Standstill Period will terminate after the 2018 Annual Meeting.
Our Director Nominations Process
The Board is responsible for selecting director candidates. The Board has delegated the process to the Corporate Governance Committee. Notwithstanding the requirements set forth in the Director Nomination Agreement, the Corporate Governance Committee identifies individuals qualified to become Board members and recommends such individuals to the Board for its consideration. While the Corporate Governance Committee has the authority to retain a third party to assist in the nomination process, it has not done so to date.
Directors may also be nominated by our stockholders. Eligible stockholders may nominate a candidate for election to the Board. Those stockholders who wish to submit nominees for election at an annual or special meeting of stockholders should follow the procedure generally described in Stockholder Proposals on page 36 of this proxy statement. The Board applies the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board. The Board does not have a separate policy with regard to the consideration of candidates recommended by stockholders other than the procedures generally described in Stockholder Proposals in this proxy statement.
Board Committee Membership and Meetings
The following table lists our three board committees, the directors who served on them as of the end of 2017 and the number of committee meetings held in 2017.
Name	Audit	Compensation	Corporate Governance and Nominating
Mr. Bhalla	C
Mr. Benz	•	•
Mr. Eckert			C
Mr. Herter			•
Mr. Keller	•	C
Mr. Raina
Mr. Wright			•
Mr. Hebard
2017 Meetings	5	10	2

C = Chair
• = Member
Executive Sessions of the Board
On February 20, 2015, the Board appointed Hans Ueli Keller as Lead Independent Director. As Lead Independent Director, Mr. Keller’s responsibilities include, but are not limited to: (i) coordinating the activities of the independent directors; (ii) setting the agenda for board meetings in conjunction with the CEO and corporate secretary; (iii) chairing executive sessions of the independent directors; and (iv) performing such other duties as are assigned from time to time by the Board. It is the policy of the Company for the independent directors of the Company to meet in executive session following meetings of the Board. The independent directors may call upon members of management and outside consultants, including auditors and executive compensation consultants, to participate in executive sessions. To the extent any specific issues surface or it is appropriate to provide feedback to management following an executive session, the Lead Independent Director acts as a liaison with the Chairman to convey information or coordinate action with management.

Stockholder Communications
The Board has established a process for stockholders and other interested parties to communicate with the Board or to individual members of the Board. Such communications, whether by letter, e-mail or telephone, should be directed to the Secretary of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary or his designee, may not be forwarded to the directors. If the communication is specifically marked as a private communication for the Board, or for a specific director, the Secretary will not open the correspondence, but will forward it to the addressee. These procedures may change from time to time, and you are encouraged to visit our website for the most current means of contacting our directors.
If a stockholder wishes to communicate to the Chairman of the Audit Committee about a concern relating to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern likewise should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the stockholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s Secretary. The Company’s “whistleblower” policy prohibits the Company or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a stockholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to the Darren Joseph, Corporate Vice President — Finance & Human Resources, at the Company’s headquarters or by telephone at (678) 281-2028.
The Board’s Role in Risk Oversight
The Board has an active role, both as a whole and at the committee level, in overseeing the management of the Company’s risk. The Board is responsible for establishing and reviewing the Company’s strategic direction and determining the acceptable risk tolerance of the Company, engaging management to implement its strategic plan within approved risk tolerances and monitoring the effectiveness of and exercising oversight over management, the compensation of management and the Company’s internal controls over financial reporting. Risk can take different forms, including operating risk, financial risk, risks related to the economy in general and unemployment in particular, risks related to management succession, risk of fraud and reputational risk. The Board discharges many of its responsibilities and oversight functions with respect to risk through its Audit Committee, Compensation Committee and Corporate Governance Committee. The Corporate Governance Committee is responsible for establishing corporate governance procedures designed to effectively administer the Board’s strategic planning and oversight duties, including an annual evaluation of the Board’s leadership structure, along with risks associated with the independence of the Board members and potential conflicts of interest. The Audit Committee supports the Board’s risk oversight functions through its review of the Company’s internal controls over financial reporting, fraud risks identified by management and the Company’s financial statements and their preparation, as well as its oversight of the Company’s Code of Conduct and the administration of the Company’s whistleblower procedures. The Compensation Committee establishes the appropriate compensation incentives in light of its views regarding an appropriate impact that the Company’s compensation policies have on risk. Because all of these committees are comprised solely of independent directors, our independent directors have a significant role in the Board’s risk oversight function. While each committee is responsible for evaluating and overseeing certain risks, the entire Board is apprised of such risks through regular committee reports. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. See “Board Committee Membership and Meetings” for further discussion of the roles, responsibilities and inter-relationships of the Board Committees. We believe our current Board leadership structure is appropriate and helps ensure proper risk oversight for Ebix.

Board Leadership Structure
Robin Raina serves as both the CEO and Chairman of the Board. We combine this traditional leadership structure with a board structure in which Mr. Raina is the only non-independent director. We believe this leadership model, with our Chief Executive Officer also serving as Chairman of our Board, benefits our Company in several ways. A combined Chairman/CEO role helps provide strong, unified leadership for our management team and Board. Our customers, suppliers and other business partners view our Chairman/CEO as a visionary leader in our industry, and we believe that having a single leader for the Company is good for our business. The Board believes its members have no reticence about forcefully expressing their views while at the same time fully and fairly considering the views of their fellow directors, and that the members of the Board have the experience and ability to critically evaluate the performance of our CEO and chairman and in implementing the strategic, as well as day-to-day, goals of the Company. Although the Board periodically evaluates alternative board governance models and refinements to the existing structure, it believes, after assessing the current service of the Company’s CEO and chairman and the current composition of the Board, that the current Board leadership structure is appropriate for the Company.
Code of Conduct and Ethics
The Board has adopted the Code of Conduct and Ethics (the “Code of Ethics”), which applies to the senior financial officers (the “Senior Financial Officers”) of the Company and its subsidiaries, including its principal executive officer, principal financial officer and principal accounting officer. Our Board also has adopted a Code of Conduct, articulating standards of business and professional ethics, which is applicable to all of our directors, officers and employees. The Company is committed to the highest standards of professional and ethical conduct, and the Code of Ethics and Code of Conduct provide guidance as to upholding these standards.
The Code of Ethics consists of basic standards of business practice, as well as professional and personal conduct, including prohibitions against any conduct or transactions that might constitute a conflict of interest between the Senior Financial Officers and the Company. Any action that might constitute a conflict of interest is reviewed by Company management, and potential conflicts of executive officers or members of the Board are reviewed by the Board.
This Code of Ethics is posted on the Company’s website at www.ebix.com, where it may be found by navigating to “Ebix Inc. Code of Ethics” under Corporate Governance within the Investor section of the website. Any amendment to or waiver of the Code of Ethics must be approved by the Audit Committee and will be promptly disclosed by the Company. The Company intends to satisfy the disclosure requirement under Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics by posting such information on the Company’s website, at the address and location specified above. The Company’s Compliance Officer, Sean Donaghy, is charged with monitoring, overseeing and reviewing compliance with the Code of Ethics and Code of Conduct. These codes are reviewed annually and amended as necessary or appropriate in response to changing regulatory requirements and evolving best practices.
Availability of Corporate Governance Documents
The charters of the Audit Committee, the Compensation Committee and the Corporate Governance Committee, as well as other documents relating to corporate governance at Ebix, are available in the corporate governance section of our website, www.ebix.com. You may also obtain copies of these materials, free of charge, by sending a written request to Ebix, Inc. at 1 Ebix Way, Johns Creek, Georgia 30097, Attn: Investor Relations.
Director Compensation
On June 30, 2017, the Board granted to each non-employee director 6,000 stock options of which one-fourth will vest on June 30, 2018, and the remaining options will vest ratably each quarter in the years 2019, 2020 and 2021. In addition each non-employee director received an annual cash retainer of  $25,000 during 2017. Mr. Keller received an additional cash retainer of  $16,000 for serving as the Compensation Committee Chairman and $8,000 for serving on the Audit Committee. Mr. Benz received an additional cash retainer of  $8,000 for serving on the Audit Committee and $8,000 for serving on the Compensation Committee. Mr. Bhalla received an additional cash retainer of  $24,000 for serving as the Audit Committee Chairman and $8,000 for serving on the Audit Committee.
Director Compensation
Name	Fees Earned or Paid in Cash	Option Awards ($)	Total ($)
Pavan Bhalla	$57,000	$92,273	$149,273
Hans Ueli Keller	$49,000	$92,273	$141,273
Hans U. Benz	$41,000	$92,273	$133,273
Neil D. Eckert	$25,000	$92,273	$117,273
Rolf Herter	$25,000	$92,273	$117,273
Joseph Wright, Jr.	$25,000	$92,273	$117,273
George Hebard, III	$25,000	$92,273	$117,273
The following table lists below the aggregate number of outstanding options held by each director (other than Mr. Raina) as of December 31, 2017:
Aggregate Number of Stock Option Awards Outstanding at Year End
Pavan Bhalla	18,187
Hans Ueli Keller	21,250
Hans U. Benz	20,812
Neil D. Eckert	27,000
Rolf Herter	24,750
Joseph Wright, Jr.	18,000
George Hebard, III	18,000
Executive Officers of the Company
We have five executive officers: Robin Raina, Sean T. Donaghy, Graham Prior, Leon d’Apice and James Senge, Sr. Information as to Mr. Raina is provided above.
SEAN T. DONAGHY, 52, joined Ebix on September 15, 2006 as a Controller and in April 2014 he was named Chief Accounting Officer. Effective January 3, 2017 Mr. Donaghy was appointed as the Company’s Chief Financial Officer. Mr. Donaghy has over 26 years of accounting experience, including 21 years in a management capacity and 16 years of financial reporting for public software companies.
GRAHAM PRIOR, 61, serves as Corporate Executive Vice President International Business & Intellectual Property. Mr. Prior has been employed by Ebix since 1996 when the Company acquired Complete Broking Systems Ltd., for which Mr. Prior was a part owner. Mr. Prior has been working within the insurance technology industry since 1990 and is currently responsible for the Company’s international operations in Singapore, New Zealand, Australia, Europe, Africa and Asia. Mr. Prior is also responsible for the company’s worldwide product development initiatives. Mr. Prior is a chartered accountant and holds a Bachelor of Commerce and Administration degree from Victoria University, Wellington, New Zealand.
LEON d’APICE, 61, serves as the Company’s Executive Vice President and Managing Director — Ebix Australia Group Head. Mr. d’Apice has been employed with Ebix since 1996 when the Company acquired Complete Broking Systems Ltd. for which Mr. d’Apice was also a part owner. Mr. d’Apice has been in the information technology field since 1977 and is currently responsible for all of the operations of Ebix’s Australian business units. Mr. d’Apice holds a Bachelor of Commerce degree with a major in Accounting and Financial Management from the University of New South Wales, Australia.

JAMES SENGE, SR., 57, serves as the Company’s Senior Vice President EbixHealth. Mr. Senge has been employed with Ebix (as a result of the business acquisition of Acclamation Systems, Inc. in 2008) since 1979. During his over 32 years with Acclamation/Ebix, Mr. Senge has been involved with all facets of the EbixHealth division, including being responsible for the strategic direction and day- to-day operations of the divisions. Mr. Senge’s focus is on expanding the Company’s reach into the on-demand, end-to-end technology solutions for the health insurance and healthcare markets. Mr. Senge works from Ebix’s Pittsburgh, Pennsylvania office.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Objectives and Goals
The objectives of the Compensation Committee have been to adopt a compensation approach that is simple, internally equitable, and externally competitive, and that attracts, motivates, and retains qualified people capable of contributing to the growth, success and profitability of the Company, thereby contributing to long-term stockholder value.
Simplicity.   The Compensation Committee believes that a compensation package with three major elements of compensation is the simplest approach, consistent with the Company’s goals. The Company generally does not utilize special personal perquisites such as private jets, payment of country club dues, Company-furnished motor vehicles, permanent lodging, or defrayment of the cost of personal entertainment.
Internal Equity.   Internal equity has generally been evaluated based on an assessment of the relative contributions of the members of the management team. In 2017, the Compensation Committee did not undertake any formal audit or similar analysis of compensation equity with respect to either the CEO relative to the other members of the management team or with respect to the management team relative to the Company’s employees generally. However, the Compensation Committee believes that the relative difference between CEO compensation and the compensation of the Company’s other executives is consistent with such differences found in the Company’s insurance services peer group and the market for executive-level personnel for public companies of similar size.
External Competitiveness.   The Compensation Committee believes it is important to management retention and morale that compensation be competitive with our competitors. In setting annual compensation, the Compensation Committee generally reviews market data and compares total annual compensation opportunities for our executive officers with compensation opportunities for similar positions at comparable companies. Based on this review, the Compensation Committee approves compensation levels and opportunities for our CEO and our other executive officers that the Compensation Committee believes are competitive with the marketplace and provide appropriate retention and incentive value.
Major Compensation Components
The principal components of compensation for our executive officers are: (i) base salary, (ii) short-term incentives, generally in the form of cash bonus programs, and (iii) long-term incentives, generally in the form of equity-based awards such as stock awards. We believe the Company’s goals are best met by utilizing an approach to compensation with these three distinct elements.
Base Salary.   Base salaries for our executive officers are established based on the scope of their responsibilities, prior relevant background, professional experience, and technical training. Also in this regard, the Compensation Committee takes into account competitive market compensation paid by the companies represented in the compensation data it reviews for similar positions, and the overall market demand for such executives. Although the Company considered the same factors in establishing the base salaries of each of its executive officers, due to the different levels of roles played by each executive, the base salaries are justifiably substantially different.
On August 25, 2016, the Compensation Committee increased the base salary of Mr. Raina, the Company’s President and Chief Executive Officer (CEO), from $1,300,000 to $2,400,000, in recognition of his leadership and significant contributions to the growth of the Company and the creation of stockholder value. This was the first increase to the CEO’s base salary since 2012. There was no increase in Mr. Raina’s base salary in 2017.
Short-term incentives.   The stockholders approved a Bonus Plan for Mr. Raina at the 2016 Annual Meeting. The Bonus Plan provides for the payment of annual cash incentive awards to the Company’s Chief Executive Officer based upon the achievement by the Company of specified performance goals.

The Bonus Plan is intended to preserve the Company’s federal income tax deduction for annual incentive payments to the CEO by meeting the requirements for “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 as amended (or any successor provision) (the “Code”). Participation in the Bonus Plan is limited to the CEO of the Company. The Company does not anticipate that compensation paid to any of its other executive officers will be subject to the compensation deduction limits of Section 162(m). The Bonus Plan provides that Mr. Raina is eligible to receive cash incentives in connection with a particular fiscal year during the term of the Bonus Plan if the Company meets or exceeds certain performance goals (“Performance Goals”) set each year by the Compensation Committee. Not later than ninety (90) days after the commencement of any fiscal year during the term of the Bonus Plan (or such other date as may be permitted or required by Section 162(m)), and at a time when the outcome is uncertain, the Compensation Committee will set in writing Performance Goals based on one or more of the following business criteria:
•
Revenue

•
Sales

•
Profit (net profit, gross profit, operating profit or other corporate profit measures)

•
Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•
Net income (before or after taxes, operating income or other income measures)

•
Cash (cash flow, cash generation or other cash measures)

•
Stock price or performance

•
Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•
Return measures (return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales)

•
Market share

•
Improvements in capital structure

•
Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•
Business expansion or consolidation (acquisitions and divestitures)

•
Strategic plan development and implementation

At the time the Compensation Committee sets the Performance Goals for a particular fiscal year, it will also set in writing the CEO’s incentive bonus opportunity, expressed as a dollar amount or a percentage of the CEO’s base salary, which will be earned if the established Performance Goals are achieved.
Performance Goals may be specified in absolute terms, on an adjusted basis, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance measures may but need not be determinable in conformance with generally accepted accounting principles.
Payment of annual incentives under the Bonus Plan will be made promptly following the Compensation Committee’s written certification that the Performance Goals and any other material conditions were satisfied. The Compensation Committee has the right to exercise negative discretion to pay out an annual incentive to the CEO under the Bonus Plan that is less than the amount that would have been payable based solely upon application of the applicable Performance Goals. In no event shall the CEO receive bonus payments under the Bonus Plan in connection with any one fiscal year which exceed $3,000,000. The Compensation Committee may, in its discretion pay annual incentives to the other named executive officers.
Long-Term Incentives.   While salary and short-term incentives are primarily designed to compensate current and past performance, the primary goal of the long-term incentives, such as stock options and restricted stock awards, is to link executive officer compensation with the long-term interests of the stockholders.
On July 25, 2017, the Compensation Committee granted 40,780 shares of restricted stock to Mr. Raina under the 2010 Plan. The shares vest over a three-year period. The first one-third of these awards vest on July 25, 2018. The remaining two-thirds vest in quarterly installments over the next eight quarters.
Use of Compensation Consultants and Benchmarking
During 2017, the Compensation Committee did not retain any compensation consultants or engage in any formal benchmarking; however the Compensation Committee engaged the services of Korn Ferry in connection with its review of the ABA in December of 2017. The compensation committee may decide to retain (but has not yet retained) a compensation consulting firm to review and evaluate the compensation arrangements for the Company’s executive officers for future periods.
Other Compensation Components
Company executives are eligible to participate in the Company’s health care, insurance and other welfare and employee benefit programs, which are the same for all eligible employees, including Ebix’s executive officers.
Use of Employment and Severance Agreements
In the past, the Compensation Committee has determined that competitive considerations merit the use of employment contracts or severance agreements for certain members of senior management. Presently, however, no member of senior management is employed under an employment contract.
Recapture and Forfeiture Policies
Historically the Company has not had formal policies with respect to the adjustment or recapture of performance based awards where the financial measures on which such awards are based or to be based are adjusted for changes in reported results such as, but not limited to, instances where the Company’s financial statements are restated. The Compensation Committee does not believe that repayment should be required where the Plan participant has acted in good faith and the errors are not attributable to the participant’s gross negligence or willful misconduct. In such later situations, the Compensation Committee believes the Company has or will have available negotiated or legal remedies. However, the Compensation Committee may elect to take into account factors such as the timing and amount of any financial restatement or adjustment, the amounts of benefits received, and the clarity of accounting requirements leading to any restatement in fixing of future compensation.
Deductibility of Compensation and Related Tax Considerations
As one of the factors in its review of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits.
Section 162(m).   For 2017 and earlier, Section 162(m) imposes a $1.0 million limit on the amount that a publicly traded company may deduct for compensation paid to its chief executive officer and its next three most highly compensated executives, excluding the chief financial officer. This limitation does not apply to pay that qualifies as “performance-based compensation.” In order to qualify as performance-based, compensation must, among other things, be based solely on the attainment of pre-established, objective goals under a stockholder approved plan with no discretion permitted in determining award payouts. During 2017, compensation that qualifies as “performance-based” under Section 162(m) is not subject to the $1 million deduction limit.

The Bonus Plan was intended to preserve the Company’s federal income tax deduction for annual incentive payments to the CEO by meeting the requirements for “qualified performance-based compensation” under Section 162(m). However, the Tax Cuts and Jobs Act adopted in December 2017 made significant changes to Section 162(m) of the Code that will impact public companies, including our company, beginning in 2018. Starting with the 2018 fiscal year, only performance-based compensation that is paid pursuant to a binding contract in effect on November 2, 2017 will be exempt from the $1,000,000 deduction limit. Accordingly, any compensation that we pay in the future pursuant to new compensation arrangements entered into after November 2, 2017, even if performance-based, will count towards the $1,000,000 deduction limit. In addition, the $1,000,000 deduction limit will apply to a broader group of executives, including the chief financial officer and any individual who serves as our chief executive officer or chief financial officer at any time after January 1, 2018, plus any executive who is among our three most highly compensated executive officers for any fiscal year beginning with 2018. As a result of these changes made to Section 162(m) and to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, we anticipate that some of the compensation that we provide to our executive officers may not be deductible in the future.
Section 280G.   Code Section 280G generally denies a deduction for a significant portion of certain compensatory payments made to corporate officers, certain stockholders and certain highly-compensated employees if the payments are contingent on a change of control of the employer and the aggregate amounts of the payments to the relevant individual exceed a specified relationship to that individual’s average compensation from the employer over the preceding five years. In addition, Code Section 4999 imposes on that individual a 20% excise tax on the same portion of the payments received for which the employer is denied a deduction under Section 280G. In determining whether to approve an obligation to make payments for which Section 280G would deny the Company a deduction or whether to approve an obligation to indemnify (or “gross-up”) an executive against the effects of the Section 4999 excise tax, the Compensation Committee has adopted an approach similar to that described above with respect to payments which may be subject to the deduction limitations of Section 162(m).
Compensation Committee Conclusion
Attracting and retaining talented and motivated management and employees is essential to create long-term stockholder value. Offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of the Company’s CEO and other executive officers with those of stockholders. The Compensation Committee believes that Ebix’s 2017 compensation program met these objectives. Likewise, based on our review, the Compensation Committee finds the total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) to the Company’s CEO and other named executive officers in the aggregate to be reasonable and not excessive.
Acquisition Bonus Agreement and SAR Agreement
On April 10, 2018, the Company entered into a Stock Appreciation Right Award Agreement (the “SAR Agreement”) with Robin Raina, the Company’s Chairman, President and Chief Executive Officer. The SAR Agreement replaced the Acquisition Bonus Agreement (the “ABA”) between the Company and Mr. Raina, dated July 15, 2009. At the time that Mr. Raina and the Company entered into the ABA, the Board had concluded that Mr. Raina’s retention was critical to the future success and growth of the Company, and consequently, the Board’s intention in entering into the ABA was to ensure that Mr. Raina would be appropriately rewarded for his contributions to the Company prior to an Acquisition Event (as defined below), as well as to further motivate Mr. Raina to maximize the value received by all stockholders of the Company if the Company were to be acquired. Under the terms of the ABA (with some exceptions), if Mr. Raina was then employed by the Company upon an event by which: (a) more the fifty percent (50%) of the voting stock of the Company is sold, transferred, or exchanged; (b) a merger or consolidation of the Company occurs; (c) the sale, exchange, or transfer of substantially all of the Company’s assets occurs; or (d) the Company is acquired or dissolved (each, an “Acquisition Event”), Mr. Raina would have received a cash bonus.
In recent years, three stockholders of the Company have pursued claims in litigation in the Delaware Court of Chancery challenging the validity and interpretation of certain terms of the ABA in a consolidated action captioned In re Ebix Stockholder Litigation, C.A. No. 8526 (Del. Ch.). In connection with such litigation, Mr. Raina has asserted a conditional cross-claim against the Company for reformation of the ABA. On November 26, 2017, the non-executive members of the Board asked the Board’s Compensation Committee to review the ABA and recommend a course of action. After this review and based on the Committee’s recommendation, the Board directed the Committee to enter into negotiations with Mr. Raina for a new agreement to replace the ABA. As a result of those negotiations, the Committee presented a proposed new agreement to the non-executive members of the Board for their consideration. Upon the unanimous recommendation of the Committee, the Board then directed the Committee to finalize and enter into an agreement substantially in the form of the SAR Agreement. Upon the execution of the SAR Agreement, the ABA was terminated and each party relinquished all rights and benefits under the ABA.
In negotiating and entering into the SAR Agreement, the Board wished to resolve any uncertainty or ambiguities that may exist in the ABA, while preserving the original intent of the ABA of ensuring that Mr. Raina would be appropriately rewarded for his contributions prior to an Acquisition Event, as well as to further motivate Mr. Raina to maximize the value received by all stockholders of the Company if the Company were to be acquired. The SAR Agreement also recognizes Mr. Raina’s critical role in the future success and growth of the Company.
Upon the effective date of the SAR Agreement, Mr. Raina received 5,953,975 stock appreciation rights with respect to the Company’s common shares (the “SARs”). Upon an Acquisition Event, each of the SARs entitles Mr. Raina to receive a cash payment from the Company equal to the excess, if any, of the net proceeds per share received in connection with an Acquisition Event over the base price of  $7.95. Although the SARs were not granted under the Company’s 2010 Stock Incentive Plan, the SAR Agreement does incorporate certain provisions of the Plan, including the provisions requiring equitable adjustment of awards and base price in connection with certain corporate events (including stock splits). Mr. Raina will only be entitled to receive a payment with respect to the SARs if he is employed by the Company at the time of an Acquisition Event or was terminated by the Company without cause within the 180-day period immediately preceding an Acquisition Event.
Annually, while Mr. Raina is employed by the Company and prior to an Acquisition Event, the Board shall determine whether a “shortfall” (as defined in the SAR Agreement) existed as of the end of the immediately preceding fiscal year. In the event the Board determines that a shortfall existed, Mr. Raina will be granted additional SARs (or, in the Board’s sole discretion, restricted shares or restricted stock units (each a “Share Grant”)) in an amount sufficient to eliminate such shortfall (each a “Shortfall Grant”). A “shortfall” will exist if the sum of the number of Company’s common shares deemed to be owned by Mr. Raina as of the date of the SAR Agreement (3,676,540 shares), the number of SARs granted to Mr. Raina, and the number of shares underlying any previously granted Shortfall Grant is less than twenty percent (20%) of the sum of the number of SARs and the number of outstanding shares reported by the Company in its audited financial statements as of the end of the immediately preceding fiscal year.
If a Shortfall Grant is made in the form of SARs, such SARs will be subject to the same terms and conditions as the SARs initially granted under the SAR Agreement. If the Board elects to grant a Shortfall Grant as a Share Grant, it will have such terms and conditions as determined by the Board, but shall generally follow the terms of restricted shares or restricted stock unit awards granted to other executives of the Company at or about the time of such Share Grant; but no Share Grant shall vest more rapidly than one-third of such Share Grant prior to the first anniversary of such Share Grant and the remainder in eight equal quarterly installments following the first anniversary of such Share Grant.
Like the ABA, the SAR Agreement provides for tax gross-up payments for excise taxes that would be imposed on Mr. Raina in respect of any payments (other than any payments with respect to Share Grants) made in connection with a change in control of the Company under Section 4999 of the Internal Revenue Code.
Stockholder Advisory Vote
At the last Annual Meeting of Stockholders, approximately 55% of the votes cast by the Ebix stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal were cast in support of the compensation of the Company’s named executive officers, as discussed and disclosed in the proxy statement. The Board and the Compensation Committee appreciate and value the views of our stockholders. After discussions with certain Ebix stockholders, the Company understands that a portion of the negative vote was directed at the ABA and the related litigation described above.
The Board and Mr. Raina have terminated the ABA and entered into the SAR agreement, as described above. Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Board and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.
Risk Considerations
Our Compensation Committee has reviewed risks arising from our compensation policies and practices for both our executives and non-executive employees and has determined that they are not reasonably likely to have a material adverse effect on the Company.
Compensation Committee Interlocks and Insider Participation
The Company’s Compensation Committee currently consists of Mr. Keller and Mr. Benz. None of the members of the Compensation Committee have ever been officers or employees of the Company. No interlocking relationship exists between the members of the Company’s Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with the Company’s Chief Executive Officer and Chief Financial Officer the above Compensation Disclosure and Analysis. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this annual proxy statement.
This report has been submitted by the Compensation Committee:
Hans U. Benz and Hans Ueli Keller
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this annual report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Executive Compensation Tables
The following tables provide information relating to compensation earned by or paid to our named executive officers in all capacities.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total
Robin Raina, President, Chief Executive Officer and Chairman of the Board	2017	$2,400,000	$1,000,000(2)	$2,300,000	$—	$—	$8,038(4)	$5,708,038
	2016	$2,492,308	$—	$—	$—	$—	$9,975(4)	$2,502,283
	2015	$1,300,000	$1,300,000(2)	$3,091,802	$—	$—	$9,975(4)	$5,701,777
Sean T. Donaghy,(3) Chief Financial Officer and Secretary	2017	$157,500	$30,000	$—	$—	$—	$2,345(5)	$189,845
Graham Prior, Corporate Senior Vice President	2017	$163,064(6)	$—	$—	$—	$—	$—	$163,064
	2016	$150,723(6)	$—	$—	$—	$—	$—	$150,723
	2015	$154,126(6)	$—	$—	$—	$—	$48,205(7)	$202,331
Leon d’Apice, Managing Director – Ebix Australia Group	2017	$226,848(8)	$100,000	$—	$—	$—	$27,318(9)	$354,166
	2016	$200,882(8)	$—	$—	$—	$—	$15,531(9)	$216,413
	2015	$164,250(8)	$—	$—	$—	$—	$13,523(9)	$177,773
James Senge, Sr., Senior Vice President EbixHealth	2017	$225,000	$—	$—	$—	$—	$3,075(5)	$228,075
	2016	$233,654	$—	$150,000	$—	$—	$3,193(5)	$386,847
	2015	$225,000	$—	$—	$—	$—	$3,075(5)	$228,075

Footnotes
(1)
These amounts reflect the aggregate grant date fair value computed in accordance with accounting guidance related to stock compensation, based on the stock price on the date of grant.

(2)
Total bonus for 2015 was $1,300,000 which was unpaid as of December 31, 2015 but was paid in 2016. Total bonus for 2017 was $1,000,000 and was paid in 2017.

(3)
Mr. Donaghy was named Chief Financial Officer effective January 3, 2017.

(4)
Amount includes a Company matching contribution to a 401(k)/Retirement Plan of  $2,038 in 2017, $3,975 in 2016 and $3,975 in 2015. Also includes a $6,000 allowance for miscellaneous business and travel expenses.

(5)
Reflects a Company matching contribution to the 401(k)/Retirement Plan.

(6)
Mr. Prior was compensated in Singapore Dollars. For 2017 all sums were derived by using the exchange rate as of December 31, 2017 of 0.75554. For 2016, all sums were derived by using the exchange rate as of December 31, 2016 of 0.69139. For 2015, all sums were derived by using the exchange rate as of December 31, 2015 of 0.70700.

(7)
Amount includes a home leave travel allowance in the amount of  $9,320 for 2015 and an accommodation benefit in the amount of  $38,885 for 2015, to cover housing and other expenses associated with Mr. Prior’s temporary relocation to Singapore.

(8)
Mr. d’Apice was compensated in Australian Dollars. For 2017, all sums were derived by using the exchange rate as of December 31, 2017 of  .7805. For 2016, all sums were derived by using the exchange rate as of December 31, 2016 of 0.72261. For 2015, all sums were derived by using the exchange rate as of December 31, 2015 of 0.7300.

(9)
Reflects a 401(k) superannuation in Australia which is accessible after age 65.

Grants of Plan-Based Awards for 2017
Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)
Robin Raina	7/25/2017	—	—	—	40,780	—	—	$2,300,000
Sean T. Donaghy		—	—	—	—	—	—	$—
Graham Prior		—	—	—	—	—	—	$—
Leon d’Apice		—	—	—	—	—	—	$—
James Senge, Sr		—	—	—	—	—	—	$—

(1)
On July 25, 2017, the Company granted shares of restricted stock to our CEO Mr. Robin Raina under the 2010 Plan. The shares vest over a three year period. The first one-third of these awards vest after one year on July 25, 2018. The remaining two-thirds vest in quarterly installments thereafter, with the first quarterly installment vesting on October 25, 2018.

(2)
The grant date fair value is determined in accordance with ASC Topic 718 and does not represent cash received by the named executive officers in 2017.

Outstanding Equity Awards at 2017 Fiscal Year-End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robin Raina, President, Chief Executive Officer and Chairman of the Board	—	—	—	$—		73,675(1)	$5,838,744	—	$—
Sean T. Donaghy, Chief Financial Officer and Secretary	—	—	—	$—	—	432(2)	$34,236	—	$—
Graham Prior, Corporate Senior Vice President	—	—	—	$—	—	—	$—	—	$—
Leon d’Apice, Managing Director, Ebix Australia Group	—	—	—	$—	—	—	$—	—	$—
James Senge, Sr., Senior Vice President, EbixHealth	—	—	—	$—	—	1,622(3)	$128,544	—	$—

(1)
Robin Raina has been awarded restricted stock grants by the Compensation Committee: (i) a grant of 98,684 shares of Company common stock on November 5, 2015 of which 32,895 shares were unvested as of December 31, 2017; and, (ii) a grant of 40,780 shares of Company common stock on July 25, 2017 of which 40,780 shares were unvested as of December 31, 2017.

(2)
Sean T. Donaghy was awarded restricted stock grants by the Compensation Committee of 864 shares Company common stock on May 16, 2016 of which 432 shares were unvested as of December 31, 2017.

(3)
James Senge, Sr. was awarded restricted stock grants by the Compensation Committee of 8,727 shares of Company common Stock on March 18, 2014, of which zero shares were unvested as of December 31, 2017 and 3,243 shares of restricted stock on May 16, 2016, of which 1,622 shares were unvested as of December 31, 2017.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robin Raina, President, Chief Executive Officer and Chairman of the Board	—	$—	32,895	$2,011,590
Sean T. Donaghy—Chief Financial Officer and Secretary	—	$—	1,886	$117,806
Graham Prior, Corporate Senior Vice President	—	$—	1,211	$75,566
Leon d’Apice, Managing Director, Ebix Australia Group	—	$—	1,211	$75,566
James Senge, Sr., Senior Vice President, EbixHealth	—	$—	2,348	$144,359

(1)
Reflects the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.

(2)
Reflects the fair market value of the shares on the vesting date.

Pension Benefits and Nonqualified Deferred Compensation
The Company does not sponsor or maintain any tax-qualified defined benefit plans, supplemental executive retirement plans or nonqualified deferred compensation plans.
Potential Payments for Mr. Raina Upon a Change of Control
Below is the description of severance payments that Mr. Raina would have received under the ABA had certain events occurred in 2017. As described above on page 23 in the “Acquisition Bonus Agreement and SAR Agreement” section, the ABA has been terminated. The below disclosure is the Company’s historical disclosure of potential payments under the ABA. No payments to Mr. Raina have ever been made under the ABA, and as the ABA has been terminated, no payments ever will be made to Mr. Raina under the ABA.
As mentioned previously, no member of senior management other than Mr. Raina has an employment or severance agreement. Except as described below for Mr. Raina, upon a termination or change of control, each of the executive officers will receive only the unpaid portion of their salary and benefits through the date of termination. No severance payments, acceleration of equity vesting, or other special payments will be due to such executive officers, regardless of the circumstances of the termination.
In 2009 our independent directors unanimously approved the recommendation of the Compensation Committee regarding changes to the compensation structure for Mr. Raina. Specifically in this regard, the independent directors unanimously approved the Company’s execution of and entry into the Acquisition

Bonus Agreement between the Company and Mr. Raina. The ABA aligned both the interests of the Company’s stockholders and Mr. Raina. Considering the continued healthy growth of the Company and the prevailing comparatively low price to earnings multiple of Ebix’s common stock, the Board evaluated the potential threat of the Company itself being an acquisition target. The ABA served in part to allow for stockholder value to be maximized by dissuading a potentially hostile acquisition attempt at an unacceptable price. Also, the Board acknowledged that Mr. Raina’s retention is critical to the future success and growth of Ebix, and as such, the ABA helped to ensure that Mr. Raina would be appropriately awarded for his contributions prior to any potential acquisition event as well as to further motivate Mr. Raina to maximize the value received by all stockholders of Ebix if the Company were to be acquired.
Under the terms of the ABA, the occurrence of any of the following events would constitute an “Acquisition Event:” (a) more than 50% of the voting stock of Ebix is sold, transferred, or exchanged; (b) a merger or consolidation of the Company occurs; (c) the sale, exchange, or transfer of substantially all of the Company’s assets; or (d) the Company is acquired or dissolved; provided, however, an Acquisition Event also must qualify as a “change in control” event as such term is defined in Treasury Regulation 1.409A-3. Upon the occurrence of an Acquisition Event, Mr. Raina would receive from the acquiring company, in cash, an amount that is determined by multiplying the “Share Base” by the “Spread.”
•
“Spread” is calculated by subtracting $7.95 (prior to the three-for-one split that occurred on January 4, 2010, this value was $23.84) from the Net Proceeds per share.

•
“Share Base” shall be the positive number, if any, that is determined when the number of Shares Deemed Held by Mr. Raina immediately prior to the Closing Date is subtracted from the number of shares that is 20% of the total shares of common stock outstanding immediately prior to the Closing Date on a fully diluted basis, taking into account the effect of the occurrence of the Acquisition Event on the vesting, repurchase of any stock by the Company, conversion or exercise terms of any outstanding securities or other instruments exercisable for, or convertible into, shares of common stock; provided that the difference that is so obtained shall be reduced by the number of shares, if any, sold by Mr. Raina after the first public announcement by the Company or any other party of any agreement, arrangement, proposal or intent to engage in a transaction which would constitute an Acquisition Event.

The number of Shares Deemed Held by Mr. Raina immediately prior to the Closing Date shall equal the number of shares of common stock of the Company then beneficially owned by Mr. Raina plus any shares sold by Mr. Raina between the signing of the agreement and the Closing Date, plus any additional shares issuable to Mr. Raina (other than pursuant to the ABA) immediately prior to or upon the Closing Date upon the exercise of stock options or the conversion of convertible securities, after giving effect to any acceleration of vesting that will occur due to the occurrence of the Acquisition Event.
As defined in the ABA, Net Proceeds shall equal the sum of any cash consideration received for each share of Company common stock plus the Fair Market Value of any securities received or receivable per share of Company common stock held by the stockholders of the Company by virtue of an Acquisition Event.
The “Fair Market Value” of any securities received by Company stockholders shall be determined as follows: (i) if such securities are listed and traded on a national securities exchange (as such term is defined by the Securities Exchange Act of 1934) on the date of determination, the Fair Market Value per share shall be the average of the closing prices of the securities on such national securities exchange, over the twenty trading day period ending three trading days prior to the closing date of an Acquisition Event; (ii) if such securities are traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices on the day immediately prior to the closing date of an Acquisition Event; or (iii) if such securities are not listed on a national securities exchange, or if such securities are traded in the over-the-counter market but there shall be no published closing bid and asked prices available on the date immediately prior to the Closing Date, then the Board shall determine the Fair Market Value of such securities from all relevant available facts, which may include the average of the closing bid and ask prices reflected in the over-the-counter market on a date within a reasonable period either before or after the date of determination, or opinions of independent experts as to value, and may take into account any recent sales and purchases of such securities to the extent they are representative.

In the event of a determination by an accounting firm of national standing that any payment or distribution by the Company to or for the benefit of Mr. Raina, whether paid, payable, distributed or distributable pursuant to the ABA or otherwise would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax, then Mr. Raina shall be entitled to receive an additional payment in an amount such that after the payment by Mr. Raina of all taxes (including any interest or penalties imposed with respect to such taxes), Mr. Raina retains an amount equal to any such tax.
The base price of  $7.95 (post-stock split) from which any Net Proceeds will be subtracted represents the approximate price per share of the Company’s common stock on March 25, 2009 when the independent members of the Board agreed on the desirability of this type of agreement.
In the event that an Acquisition Event had occurred on December 31, 2017, and assuming that the Company received Net Proceeds of  $79.25 per share (the closing price of the Company’s common stock on December 30, 2017), Mr. Raina would have received a $415.3 million payment upon the Acquisition Event, which payment does not include a tax gross-up payment described above. As noted above, the ABA was terminated and replaced with the SAR Agreement in April 2018.
Pay Ratio Disclosure
On August 5, 2015, the SEC adopted new rules implementing the pay ratio disclosure requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). These rules require reporting companies to disclose the ratio of the annual compensation of the company’s median employee to the annual compensation of its principal executive officer and became effective for us in this proxy statement for our 2018 annual meeting.
The 2017 annual total compensation of our CEO Mr. Raina was $5,708,038, the 2017 annual total compensation of our median compensated employee was $9,255, and the ratio of those amounts is 617 to 1. The 2017 annual total compensation of our median compensated US employee was $69,700; and the ratio of those amounts is 82 to 1. For purposes of identifying the median compensated employee, we took into account salary, bonus, and fair market value of the shares on the vesting date during the year for all our employees as of December 31, 2017. We annualized this compensation for employees who did not work the entire year, except for employees designated as seasonal or temporary.
Significant flexibility exists in how the median employees are identified. Companies are using different approaches that are appropriate for their employee population and compensation programs and are using estimates and assumptions. As a result, the ratio that other companies have calculated may not be comparable to the ratio that we have presented not only because of different businesses or different compensation programs, but because of using different methodologies and assumptions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information regarding the beneficial ownership of our outstanding shares of common stock as of July 11, 2018 by: (a) each person known by us to beneficially own 5% or more of our shares of common stock, (b) each of our directors and each of our named executive officers, and (c) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all of the common stock owned by them.
	Current Beneficial Ownership
	Number of Shares(1)	Percent of Class(2)
Name of Beneficial Owner
Robin Raina(3)	3,816,024	12.1%
Neil D. Eckert(4)	92,543	*
Rolf Herter(5)	86,466	*
Leon d’Apice	63,971	*
Pavan Bhalla(8)	60,341	*
George Hebard(9)	51,500	*
Hans Ueli Keller(6)	28,405	*
James S. Senge, Sr.	24,227	*
Graham Prior	18,506	*
Hans U. Benz(7)	13,784	*
Joseph R. Wright(10)	10,875	*
Sean Donaghy	6,571	*
Directors and executive officers as a group (12 persons)(11)	4,273,213	13.5%
Other Beneficial Holders
FMR LLC(12)	4,718,336	15.0%
Rennes Foundation(13)	3,438,781	10.9%
BlackRock Inc.(14)	3,211,146	10.2%
The Vanguard Group(15)	2,118,575	6.7%

*
Less than 1%.

(1)
For purposes of this table, a person is deemed to be the beneficial owner of a security if he or she: (a) has or shares voting power or dispositive power with respect to such security, or (b) has the right to acquire such ownership within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares.

(2)
In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of common shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within 60 days held by such individual or group, but are not deemed outstanding by any other person or group. Percentage is based on 31,553,173 shares of our common stock outstanding as of July 11, 2018.

(3)
Mr. Raina’s ownership includes: (a) 65,451 shares of restricted stock and (b) 217,064 shares held as trustee for the Robin Raina Foundation, a 501(c) charity organization, which were donated by Robin Raina from vested restricted stock grants previously issued to Mr. Raina by the Company and to which Mr. Raina disclaims any beneficial ownership. The Federal Tax ID Number for the foundation is 51-0497387. The address of Mr. Raina is 1 Ebix Way, Johns Creek, Georgia 30097.

(4)
Mr. Eckert’s ownership includes options to purchase 19,875 shares of our common stock which are exercisable as of July 11, 2018, or that will become exercisable within 60 days after that date.

(5)
Mr. Herter’s ownership includes options to purchase 17,625 shares of our common stock which are exercisable as of July 11, 2018, or that will become exercisable within 60 days after that date.

(6)
Mr. Bhalla’s ownership includes options to purchase 11,062 shares of our common stock which are exercisable as of July 11, 2018, or that will become exercisable within 60 days after that date.

(7)
Mr. Hebard’s ownership includes options to purchase 10,500 shares of our common stock which are exercisable as of July 11, 2018, or that will become exercisable within 60 days after that date.

(8)
Mr. Keller’s ownership includes options to purchase 14,125 shares of our common stock which are exercisable as of July 11, 2018, or that will become exercisable within 60 days after that date.

(9)
Mr. Benz’s ownership includes options to purchase 10,875 shares of our common stock which are exercisable as of July 11, 2018, or that will become exercisable within 60 days after that date.

(10)
Mr. Wright’s ownership includes options to purchase 10,875 shares of our common stock which are exercisable as of July 11, 2018, or that will become exercisable within 60 days after that date.

(11)
Includes options to purchase 94,937 shares of our common stock which are exercisable as of July 11, 2018, or that will become exercisable within 60 days after that date.

(12)
Ownership consists of shares of our common stock beneficially owned by FMR LLC, certain of its subsidiaries and affiliates, and other companies (“FMR”) as disclosed on its joint Schedule 13G/A filed with the SEC on February 13, 2018. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210.

(13)
The address of the Rennes Fondation is Rätikonstrasse 13, Vaduz, Principality of Liechtenstein FL-9490. Although Mr. Herter is a director of Rennes Fondation, he disclaims any beneficial ownership of the shares held by Rennes Fondation.

(14)
Ownership consists of shares of our common stock beneficially owned by BlackRock, Inc. and its wholly-owned subsidiaries (“BlackRock”) as disclosed on its Schedule 13G/A filed with the SEC on July 10, 2018. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(15)
Ownership consists of shares of our common stock beneficially owned by The Vanguard Group, Inc. and its wholly-owned subsidiaries (collectively, “Vanguard”), as disclosed on Vanguard’s joint schedule 13G/A filed with the SEC on February 9, 2018. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

REPORT OF THE AUDIT COMMITTEE
The audited financial statements of the Company, as of and for the three-year period ended on December 31, 2017, are included in our 2017 Annual Report on Form 10-K. The Audit Committee oversees the Company’s financial reporting process and the independent audit of the annual consolidated financial statements on behalf of the Board. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter at least annually.
The Company, acting through its management and Board, has the primary responsibility for the financial statements and reporting process, including the system of internal accounting controls. Management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the financial reporting process, and internal controls.
Cherry Bekaert LLP, (“CB”) an independent registered public accounting firm engaged by the Company, is responsible for auditing the Company’s annual financial statements and expressing its opinion thereon in accordance with auditing standards and accounting principles generally accepted in the United States of America.
In addition, the members of the Audit Committee reviewed, and the chairman of the Audit Committee discussed with management and CB, the interim financial information contained in each quarterly earnings release prior to the release of such information to the public.
The Audit Committee met five times during 2017. In performing its oversight function, the Audit Committee reviewed the audited financial statements with the Company’s management, including a discussion of the quality, not merely the acceptability, of the accounting principles used, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee also has reviewed with CB its judgments as to the quality and the acceptability of the Company’s accounting principles. Management and CB have advised the Audit Committee that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 1301 (Communication with Audit Committees), as currently in effect.
In addition, the Audit Committee has received the written disclosures and the letter from CB required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has reviewed, evaluated, and discussed with that firm its independence from the Company.
In fiscal year 2017, all of the audit fees, audit-related fees and tax fees were approved by either the Audit Committee or its designee. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence and believes that the provision of such services is compatible. Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of CB are subject to the specific pre-approval of the Audit Committee. All audit and permitted non-audit services to be performed by CB require pre-approval by the Audit Committee in accordance with pre-approved procedures established by the Audit Committee. The procedures require all proposed engagements of CB for services of any kind to be directed to the Company’s CFO and then submitted for approval to the Audit Committee prior to the beginning of any services. Following its consideration of all such factors, the Audit Committee has concluded that the independent registered public accountants are independent from the Company and its management.
Further, the Audit Committee discussed with CB the overall scope and plans for their respective audits. The Audit Committee conferred with CB, with and without management present, to discuss the results of their examinations, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company, as of and for the year ended December 31, 2017, with management and CB.

Based upon the reviews and discussions with management and CB referred to above, in reliance on management and CB, and subject to the limitations of the role of the Audit Committee, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements of the Company in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC. The Audit Committee also has approved, and is recommending stockholder approval and ratification of, the appointment of CB to audit the Company’s financial statements for its 2018 fiscal year.
This report has been submitted by the Audit Committee.
Respectfully submitted,

The Members of the Audit Committee
Pavan Bhalla
Hans Ueli Keller
Hans U. Benz

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
As of December 31, 2017, we maintained the 1996 Stock Incentive Plan, as amended and restated in 2006. Our stockholders also approved the 2010 Stock Incentive Plan at our annual meeting on November 17, 2010. The table below provides information as of December 31, 2017 related to these plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders:
— 1996 Stock Incentive Plan, as amended and restated in 2006	—	$—	1,097,563
— 2010 Stock Incentive Plan	147,499	$37.68	4,265,657
Equity Compensation Plans Not Approved by Security Holders	—	N/A	N/A
Total	147,999	$37.68	5,363,220

RELATED PARTY TRANSACTIONS
Under the Audit Committee’s charter, and consistent with NASDAQ rules, any material potential or actual conflict of interest or transaction between the Company and any “related person” of the Company must be reviewed and approved by the Audit Committee. SEC rules define a “related person” of the Company as any director (or nominee), executive officer, 5%-or-greater shareholder or immediate family member of any of these persons.
We consider Regions Bank (“Regions”) to be a related party because Regions provides financing to the Company via a syndicated commercial banking facility, and because Regions is also a customer to whom the Company sells products and services. Revenues recognized from Regions were $301 thousand, $280 thousand, and $300 thousand for each of the years ending December 31, 2017, 2016, and 2015, respectively.
Rahul Raina is the Company’s Corporate Vice President — Operations Ebix RCS & A.D.A.M. International Business Development and the brother of Robin Raina, our Chairman of the Board, President, and Chief Executive Officer. During 2017 and 2016 he was paid a salary of  $135,000 and $120,000, respectively, and received a cash bonus of  $20,000 in 2017 and $25,000 in 2016. He received no share-based compensation awards in either 2017 or 2016. Previously he was granted options to purchase 225,000 shares of our common stock with an exercise price of  $0.74 per share, which was equal to the fair market value of the common stock underlying the stock options at the original grant date. The options had a four year vesting period from the date of grant and expired ten years from the date of grant. This grant was not subject to any of the Company’s approved stock compensation incentive plans. The expense for these options had been earlier fully recognized in the Company’s financial statements. The options are presently fully vested and during the year 2012 he exercised 130,000 of these then remaining stock options. As of December 31, 2017 he has no remaining outstanding and unexercised stock options.
During the year ended December 31, 2017, Ebix did not donate to the Robin Raina Foundation, a non-profit 501(c) charity in support of the cause of building and providing homes for the severely underprivileged in India, and donated $46,000 during the year ended December 31, 2016.
On November 26, 2014, we entered into a Director Nomination Agreement, by and among the Company, Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC (together with Barington Companies Equity Partners, L.P., “Barington”), Ancora Advisors, LLC (together with Barington, the “Barington Group”), James A. Mitarotonda and Joseph R. Wright, Jr. (the “Director Nomination Agreement”). Pursuant to the Director Nomination Agreement, the Board expanded the size of the Board by two directorships to eight directors, and nominated James A. Mitarotonda and Joseph R. Wright, Jr. (the “New Nominees”), as well as all of the incumbent directors, for election at the 2014 Annual

Meeting. On March 23, 2015, the Director Nomination Agreement was amended to accept the resignation of Mr. Mitarotonda from the Board and to appoint Mr. George W. Hebard III as a new director and to provide that Mr. Hebard become a New Nominee under the Director Nomination Agreement. The Director Nomination Agreement, as amended, also provides, among other things, that:
•
The Board and the Corporate Governance Committee agreed to consider the New Nominees for inclusion on committees of the Board, in good faith and in a manner consistent with other members of the Board in accordance with past practice:

•
During the Standstill Period (defined below), if either New Nominee is unable to serve (or to continue to serve) as a director of the Company as a result of such person’s death, incapacity or an impediment resulting from events or circumstances outside of his control, then Barington shall be entitled to designate a replacement New Nominee so long as such replacement is reasonably acceptable to the Board and the Corporate Governance Committee;

•
Through the Standstill Period, the Barington Group and its affiliates are prohibited from taking certain actions, customarily restricted by an agreement of this kind, including soliciting proxies or written consents of stockholders, presenting proposals for action by stockholders, commencing legal action against the Company or certain of its representatives or launching a tender offer for shares of the Company; and

•
Through the Standstill Period, the Barington Group must vote all of its Company common stock for the Company’s nominees to the Board and according to the Board’s recommendations on any other routine matters, such as ratification of auditors and the advisory vote on executive compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission reports of securities ownership on Form 3 and changes in such ownership on Forms 4 and 5. Officers, directors and more than ten percent beneficial owners also are required by rules promulgated by the Securities and Exchange Commission to furnish the Company with copies of all such Section 16(a) reports that they file. Based solely upon a review of the copies of Forms 3, 4, and 5 furnished to the Company or representations by certain executive officers and directors that no such reports were required for them, the Company believes that during 2017 all of the Company’s directors, officers and more than ten-percent beneficial owners filed all such reports on a timely basis except for Mr. Benz, who filed one Form 4 one day late, one Form 4 two days late and one Form 4 eight days late; Mr. Keller, who filed one Form 4 three days late and one form 4 six days late; Mr Bhalla, Mr. Wright and Mr. Hebard, who each filed one Form 4 four days late; Mr. Eckert and Mr. Herter, who each filed one Form 4 six days late; Mr. Raina, who filed one Form 4 two days late and Mr. d’Apice, who filed one Form 4 five days late.
OTHER MATTERS
At the time of the preparation of this proxy statement, the Board has not been informed of any other matters to be brought before the Annual Meeting other than those proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If you execute the enclosed proxy and any other business should come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.
STOCKHOLDER PROPOSALS
The Company encourages stockholders to contact the Corporate Secretary prior to submitting a stockholder proposal. Stockholder proposals must conform to the Company’s Bylaws and the requirements of the SEC.
Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2019 proxy statement. In order for a stockholder proposal to be considered for inclusion in the proxy material for our 2019 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, your proposal must be received by our Corporate Secretary no later than March 18, 2019 (unless the meeting date is changed by more than 30 days from August 14, 2019, in which case a proposal must be a received a reasonable time before we print proxy materials for the 2019 Annual Meeting) and must be submitted in compliance with the rule. Proposals should be directed to our Corporate Secretary, Ebix, Inc., 1 Ebix Way, Johns Creek, Georgia 30097, and should comply with the requirements of Rule 14a-8.
If our Corporate Secretary receives at the address listed above any stockholder proposal intended to be presented at the 2019 Annual Meeting without inclusion in the proxy statement for the meeting after May 31, 2019 (unless the meeting date is changed by more than 30 days from the anniversary of the 2018 Annual Meeting, in which case a proposal must be received a reasonable time before we print proxy materials for the 2019 Annual Meeting), SEC Rule 14a-4(c) provides that the proxies designated by the Board will have discretionary authority to vote on such proposal. The proxies designated by the Board also will have such discretionary authority, notwithstanding the stockholder’s compliance with the deadlines described above, if we advise stockholders in the proxy statement for the meeting about the nature of the matter and how management intends to vote on such matter, and the stockholder does not comply with specified provisions of the SEC’s rules.
Stockholders who wish the Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing by mail to our Corporate Secretary, Ebix, Inc., 1 Ebix Way, Johns Creek, Georgia 30097.
Section 3.10 of our Bylaws creates certain advance notice requirements for stockholder nominations of directors at both annual and special meetings. To be timely, a director nomination by a stockholder for an annual meeting must be submitted not less than 90 nor more than 120 days before the anniversary date of the immediately preceding annual meeting. In the case of a nomination at a special meeting or if the meeting date is moved by more than thirty days from the anniversary date of the immediately preceding annual meeting, notice of such nomination must be given within ten days that notice of such meeting was provided or made public. Nominations for the 2018 Annual Meeting of Stockholders must be received between April 16, 2019 and May 16, 2019.
In addition, Section 3.10 requires disclosures relating to the nominees and their relationships with stockholders proposing their nomination. Among other things, Section 3.10 requires a proposed nominee to: (1) represent and promise that the nominee is not, nor will become, party to any understanding with another person (a) to vote or act as a Director in a certain manner or (b) concerning compensation, reimbursement or indemnification without disclosure to the Company; and (2) represent that, if elected to the Board, such nominee would comply with Regulation FD and Company governance, trading, ethics, stock ownership and other policies.
Section 3.10 also requires disclosures similar to a stockholder proposing business for an annual meeting. In addition, a proposing stockholder, including its affiliates, must disclose all agreements or other understandings with a director nominee it has proposed, as well as any other material interest involved in such nomination.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This practice, which is commonly referred to as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Ebix and some brokers household proxy materials unless contrary instructions have been received from the affected stockholders. Ebix will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, Ebix, Inc., at the address set forth on the front page of this proxy statement. You may also contact the above if you (and other stockholders sharing the same address) are receiving multiple copies of proxy materials and wish to receive only one.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company will provide, without charge to any stockholder upon written request, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2017, as filed with the SEC (without exhibits). All such requests should be delivered to Investor Relations, Ebix, Inc., at the address set forth on the front page of this proxy statement. Copies of exhibits will be provided upon written request and payment of a reasonable fee to cover the costs of reproducing and mailing.
Please date, sign and return the proxy card at your earliest convenience in the enclosed return envelope. No postage is required if mailed in the United States.
By Order of the Board of Directors,
Robin Raina
Chairman of the Board and
Chief Executive Officer
Dated: July 16, 2018

Using a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas. XEBIX, INC.02VBWB1 U P X +Annual Meeting Proxy Card.C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowNOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.+B Non-Voting ItemsA Proposals — The Board recommends a vote “FOR” all nominees,“FOR” Proposals 2 and 3.Change of Address — Please print new address below. Comments — Please print your comments below.1. Election of Directors*:IMPORTANT ANNUAL MEETING INFORMATION01 - Hans U. Benz04 - Rolf Herter07 - Robin Raina02 - Pavan Bhalla05 - Hans Ueli Keller08 - Joseph R. Wright, Jr.03 - Neil D. Eckert06 - George W. Hebard III* To elect eight directors identified in the accompanying proxy statementto serve until the 2019 Annual Meeting of Stockholders or until theirrespective successors are elected and qualified.For Withhold For Withhold For WithholdFor Against Abstain2. To ratify the appointment of Cherry Bekaert, LLP as ourindependent registered certified public accounting firm forthe year ending December 31, 2018.For Against Abstain3. To approve, by a non-binding advisory vote, the compensationof our named executive officers.qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qElectronic Voting InstructionsAvailable 24 hours a day, 7 days a week!Instead of mailing your proxy, you may choose one of the votingmethods outlined below to vote your proxy.VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.Proxies submitted by the Internet or telephone must be received by11:59 p.m., EDT, August 13, 2018.Vote by Internet• Go to www.envisionreports.com/EBIX• Or scan the QR code with your smartphone• Follow the steps outlined on the secure websiteVote by telephone• Call toll free 1-800-652-VOTE (8683) within the USA, US territories &Canada on a touch tone telephone• Follow the instructions provided by the recorded message

.Annual Meeting of Stockholders — August 14, 2018Embassy Suites Alpharetta5955 North Point Parkway, Alpharetta, GA 30022SOLICITED BY THE BOARD OF DIRECTORSThe undersigned hereby appoints Robin Raina and Sean Donaghy, as proxy, with full power of substitution to represent and vote all of the stock ofEbix, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 am, Eastern Daylight Time, on August 14, 2018at Embassy Suites Alpharetta, 5955 North Point Parkway, Alpharetta, GA 30022, and if any adjournment or postponement thereof, with all the powerswhich the undersigned would possess if present, with respect to the matters on the reverse side of this proxy.Your shares will be voted in accordance with your instructions. If a vote is not specified, the proxies will vote your shares “FOR” the eightnominees listed in Proposal 1, and “FOR” Proposals 2 and 3.The Board of Directors is not aware of any matters likely to presented for action at the Annual Meeting of Stockholders other than the matterslisted on the reverse side of this proxy. However, if any other matters are properly brought before the Annual Meeting, the proxies will vote uponsuch matters in accordance with their best judgment.(Continued and to be marked, dated and signed, on the other side)Proxy — EBIX, INC.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The Proxy Statement and Annual Report on Form 10-K are available at:www.envisionreports.com/EBIXqIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q